PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

DATE OF PROPOSED SALE TO PUBLIC:

2nd Quarter 2023 – immediately following approval from SEC

RUSHNET, INC.

Corporate Office:

8465 Merchant’s Way, Suite 206

Orange Park, Florida 32222

(833) 435-4678

Best Efforts Offering

5,000,000,000 Common Shares of RushNet, Inc. at $0.001 per Share: $$5,000,000 Aggregate Offering

No Minimum

Termination Date of Offering: April 1, 2024 Unless Extended (Up to 12 Months from the date of this Offering Circular)

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein below has been filed with the U. S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment (hereafter, the “Preliminary Offering Circular”). The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the laws of any such state. The issuer may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days following the completion of its sale to you that contains the uniform resource locator (“URL”) where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed or may be obtained.

Offering Circular Dated April 14, 2023

We are providing the disclosures in the format prescribed in Part II to the Form 1-A

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This is an offering by RushNet (also known and traded as "RSHN”) of up to 5,000,000,000 shares in RushNet, Inc. at $0.001 per share, an aggregate $5,000,000 (the “Offering”). RSHN shares are traded on the Pink Sheets of OTC Markets and are subject of public markets. The proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.”

This Offering is being conducted on a best-efforts, self-underwriting basis. Our officers and directors will not receive commissions or any other remuneration from any such sales. Unless earlier terminated, the Offering Period will be up to 12 months from the date hereof. There is no minimum Offering. The issuer reserves the right, but is not committed, to have an SEC registered broker-dealer/member firm of FINRA (the “Placement Agent”) sell the shares, at minimum, to supplement the self-underwritten Offering in states where agent of issuer registration is required. (If engaged, the Placement Agent would be paid--out of Shares sold at any closing—from 6-8% of the amount sold by them and we would file a post-effective amendment to this qualified Offering.

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)(3)(4)	Proceeds to Other Persons
Per Share (1)	$.001	N/A	$.000985	$.000015

No Minimum	N/A	N/A	98.52% of Raise	$74,000

Total Maximum:	$5,000,000	N/A	$4,926,000	$74,000

(1)

The common stock of RushNet is being offered on a best-efforts, self-underwriting basis. Still, the Company reserves the right, but is not currently committed, to conduct the offering through broker-dealers who are registered with FINRA, or a combination of the two. As of the date of this Offering Circular, no selling agreement has been agreed upon with any broker-dealer firm. RushNet may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We reserve the right to enter into posting agreements with equity crowdfunding firms, not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation.

(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. (See “Use of Proceeds” and “Plan of Distribution.”)

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(3)

The Shares are being offered pursuant to Regulation A (Section 3(b) of the Securities Act). Because the Offering is a Tier 2, Reg A Offering, there are no state (or for that matter SEC) filing fees. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. (See “Plan of Distribution.”)

(4)	RSHN anticipates that it may incur approximately $74,000 for fees for professionals retained by the Company for this Offering. None of these expenses will be paid to a FINRA member.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS SUMMARIZED HEREIN. REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

If a subscription is rejected, the associated proceeds will be returned immediately to the investors without interest. Otherwise, proceeds from the sale of Shares will be retained by the applicable issuer.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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OVERVIEW OF OFFERING

RushNet, Inc. is making a public offering of 5,000,000,000 shares at a selling price of $.001 per share.

The Offering is being conducted on a best-efforts basis. If sold on a self-underwritten basis, there would be no brokerage commissions paid; if SEC-registered broker-dealers are engaged as a Selling Agent, brokerage commissions will be paid to such firms of 6%-8% or best negotiated terms…or a combination of the two.

There are no selling security holders.

You should only purchase Shares if you can afford a loss of your investment. Our independent registered public accounting firm has issued an audit opinion (attached) for RushNet.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE COMMON STOCK DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY RUSHNET AT ANY TIME AND WITHOUT NOTICE. RUSHNET RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY RSHN RUSHNETAND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSIONS OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF STATES IN WHICH OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2.

TABLE OF CONTENTS.

Item	Description
1.	Cover of Offering Circular
2.	Table of Contents
3.	Summary of Offering and Risk Factors
4.	Dilution
5.	Plan of Distribution; No Selling Securityholders
6.	Use of Proceeds
7.	Description of Business
8.	Our Properties
9.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
10.	Directors, Executive Officers and Significant Employees
11.	Compensation of Directors and Executive Officers
12.	Security Ownership of Management and Certain Security Holders
13.	Interest of Management and Others in Certain Transactions
14.	Securities Being Offered
F-1	Financial Statements

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ITEM 3.

SUMMARY OF OFFERING AND RISK FACTORS

The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and notes thereto appearing at the end of this Offering Circular. Prospective investors should consider carefully the information discussed under “Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks and you could lose all or substantially all of your investment.

Basis of Presentation; Explanatory Notes.

For interpretative purposes, respective to our responses in this Offering Circular, we consider ourselves a “small business” as that term is defined in 17 CFR 230.157.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain “forward-looking statements.” We use words such as “believe, “intend,” “expect,” “anticipate”, “plan,” “may,” “will” and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements including, but not limited to, forecasts or estimates concerning any former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations and meet our other cash requirements, are inherently uncertain as they are based on our management’s expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and conveyed by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

The following Summary highlights material information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Summary of Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the consolidated financial statements and the consolidated notes to the consolidated financial statements.

RushNet (or “RSHN”), on a best-efforts basis, is making a public offering (the “Offering”) as outlined in this Offering Circular.Currently, there is a public market (on OTC Markets/Pink Sheets) for RSHN’s common stock. Part of our business plan is to become a reporting company as a result of this Regulation A public qualification and, indeed, to go “upmarket”—such as seeking listing on one of OTC Markets’ secondary markets —most likely on OTCQB initially and, in due course, OTCQX, or the NASDAQ National Capital Market which RSHN may then qualify. Nonetheless, an investment in the Shares offered for sale under this Offering Circular involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 8 of this Offering Circular.)

Unless earlier terminated, the Offering will remain up to 12 months from the date of this qualified Offering Circular. The Offering can be extended by management at their sole discretion by amending the underlying Offering Statement.  (See “Plan of Distribution.”) The date that RushNet has accepted subscriptions for up to 5,000,000,000 RushNet shares aggregating $5,000,000 will mark the end of the Offering.  At such time, the up to twelve (12) month Offering will alternatively be concluded or discontinued.

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INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE RUSH-NET’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUB-SCRIPTIONS.

UNTIL JANUARY 1, 2023 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS OFFERING CIRCULAR. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS OFFERING CIRCULAR WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. All references in this Offering Circular to shares are as of December 31, 2022 unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading “Summary of Risk Factors.”

On January 15, 1997, RushNet Inc. was incorporated in the State of Nevada. A Plan of Conversion of RushNet from a Nevada corporation to a Colorado corporation was filed on January 2, 2015. The Articles of Incorporation for a Profit Corporation for Rushnet Inc. to be incorporated as a Colorado corporation were filed on January 2, 2015. A Statement of Conversion was filed on January 2, 2015, converting RushNet from a Nevada corporation to a Colorado corporation. On September 27, 2018, RushNet changed its name to RushNet Transition Inc. As part of a plan of corporate reorganization dated September 25, 2018, and filed with the Colorado Secretary of State, RushNet reorganized as follows: (i) RushNet changed its name to RushNet Transition Inc; (ii) on October 26, 2018, RushNet Transition Inc merged to Rush Merger Sub Inc., a Colorado corporation formed on September 27, 2018 (“Rush-Sub”), being Rush-Sub the survivor entity; (iii) Rush-Sub was a wholly owned subsidiary of RushNet, Inc., a Colorado corporation incorporated on September 27, 2018, and the company subject to this Offering. Ultimately, on October 31, 2022, Rush-Sub merged to RushNet, Inc., the Offering company, being RushNet, Inc., the survivor entity. RushNet’s corporate office is located at 8465 Merchant’s Way, Suite 206, Orange Park, Florida 32222. RSHN’s telephone number is (423) 206-2299.

As a small business in the diagnostics testing space, our plan of operations has been structured in a manner that management believes brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. We have 9 full time employees but will add others as funding or cash flow permits.

Summary Financial Data

The Summary Financial Information reflects the financial position and operations of the RushNet as of and for the year ended December 31, 2021. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Current Assets	$691,159
Non-current Assets	$7,194,362
Current liabilities	$1,426,479
Long Term Liabilities	$5,465,107
Revenue	$5,896,764
Gross Profit	$4,121,524
Net Profit	$163,560

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Pro Forma Financial Information

Audited consolidated financial statements as of December 31, 2021 and 2020 (see Appendix I) are provided in this Offering Circular. In addition, summary financial data is provided in “Selected Financial Data” above.

Risk Factors

You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially, adversely affected. In such case, you may lose all or part of your original investment.

Efforts by third party payers, including the government, to reduce utilization and pricing could have a material adverse effect on our net revenues and profitability.

Government payers, such as Medicare and Medicaid, as well as private payers and larger employers have taken steps and may continue to take steps to control the cost, utilization and delivery of healthcare services, including clinical laboratory services. The Center for Medicare and Medicaid Services, or CMS (formerly the Health Care Financing Administration) has, over the years, sought to control clinical laboratory expenditures by the Medicare and Medicaid programs through various means, including reimbursement rate reductions, measures designed to control over-utilization by some physicians, and limited coverage policies.

The impact of competitive bidding on our revenues is not known and is impossible to accurately predict. Furthermore, since January 1, 2006, CMS began implementing Medicare Part D in accordance with the Medicare Prescription Drug Improvement and Modernization Act (“MMA”). CMS has projected that a sizeable percentage of traditional Medicare beneficiaries will shift into new private health plans (Medicare Advantage). It is not known and we cannot predict the impact that a shift from traditional Medicare fee-for-service to Medicare Advantage may have on our revenues.

The healthcare industry has experienced a trend of consolidation among healthcare insurers, resulting in fewer but larger insurers with significant bargaining power in negotiating fee arrangements with healthcare providers, including clinical laboratories. These healthcare insurers, as well as independent physician associations, demand that clinical laboratory service providers accept discounted fee structures or assume all or a portion of the financial risk associated with providing testing services to their members through capitated payment arrangements. Under capitated payment arrangements, clinical laboratories receive a fixed monthly fee per enrolled individual for all laboratory tests performed during the month, regardless of the number or cost of the tests actually performed, although some services, such as various esoteric tests, new technologies and anatomic pathology services, may be carved out from a capitated arrangement. Services that are carved out from a capitated arrangement are charged on a fee-for-service basis. We work closely with healthcare insurers as they evaluate new tests; however, as innovation in the testing area increases, there is no guarantee that healthcare insurers will agree to offer new tests as a covered service, reimburse them at rates that reflect the true cost or value associated with such services or carve out these services from capitated arrangements.

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Efforts to impose reduced reimbursements and more stringent cost controls by government and other payers may continue. If we cannot offset additional reductions in the payments we receive for our services by reducing costs, increasing test volume and/or introducing new procedures, our net revenues and profitability could be materially adversely affected.

If we fail to comply with extensive laws and regulations, we could suffer fines and penalties or be required to make significant changes to our operations.

We are subject to extensive and frequently changing federal, state and local laws and regulations. We believe that, based on our experience with government settlements and public announcements by various government officials, the federal government continues to strengthen its position on healthcare fraud. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with all applicable laws, many of the regulations applicable to us, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our pricing and/or billing practices. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal damages, fines and penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs and additional liabilities from third-party claims.

The Clinical Laboratory Improvement Amendments of 1988 (CLIA) regulates virtually all clinical laboratories by requiring that they be certified by the federal government and comply with various operational, personnel and quality requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely. Furthermore, CLIA does not preempt state laws that are more stringent than federal law. Some state laws may require additional personnel qualifications, quality control, record maintenance and/or proficiency testing. Intentional and serious failures to comply with these requirements can lead to loss of licenses, exclusion from the Medicare and Medicaid programs, fines and other penalties.

Billing and reimbursement for clinical laboratory testing is subject to significant and complex federal and state regulation. Penalties for violations of laws relating to billing federal healthcare programs and for violations of federal fraud and abuse laws include: (1) exclusion from participation in the Medicare/Medicaid programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate some or all of a clinical laboratory's business. Civil monetary penalties for a wide range of violations are not more than $10,000 per violation plus three times the amount claimed and, in the case of kickback violations, not more than $50,000 per violation plus up to three times the amount of remuneration involved. A parallel civil remedy under the federal False Claims Act provides for damages not more than $11,000 per violation plus up to three times the amount claimed

As an integral part of our compliance program, we investigate all reported or suspected failures to comply with federal healthcare reimbursement requirements. Any non-compliance that results in Medicare or Medicaid overpayments is reported to the government and reimbursed by us. As a result of these efforts, we have periodically identified and reported overpayments. While we have reimbursed these overpayments and have taken corrective action where appropriate, we cannot assure investors that in each instance the government will necessarily accept these actions as sufficient.

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Failure in our information technology systems, including failures resulting from our systems conversions or failures to adapt existing systems to proposed Health Information Technology (“HIT”) standards, could significantly increase turnaround time, otherwise disrupt our operations, or lead to increased competition by other providers of laboratory services, all of which could reduce our customer base and result in lost net revenues.

Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner could adversely affect our reputation and result in a loss of customers and net revenues.

In addition, public and private initiatives at the federal, state and regional levels to create HIT standards for the electronic exchange of clinical information, including laboratory results, could require costly modifications to our existing IT systems. While we do not expect HIT standards to be adopted or implemented without adequate time to comply with new standards, failure or delay in implementing HIT interoperability standards or in adopting and incorporating standardized clinical coding systems in our IT systems, could result in a loss of customers, a loss of business opportunities, and could adversely affect our reputation.

The contemplated acquisition(s) may not produce the anticipated benefits.

A major tenet of our business plan is the acquisition of growing, profitable laboratories. Even if we are able to successfully acquire the operations of acquired laboratories, we may not be able to realize all or any of the benefits that we expect to result from such acquisition and integration. We believe individual acquisition(s) will generate annual synergies (and savings) upon integration, anticipated to occur within two years of closing on a given acquisition. However, there can be no assurance that such synergies will be realized.

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Failure to timely or accurately bill for our services could have a material adverse effect on our net revenues and bad debt expense.

Billing for laboratory services is extremely complicated. We provide testing services to a broad range of healthcare providers. We consider a “payer” to be the party that pays for the test and a “customer” to be the party who refers the test to us. Depending on the billing arrangement and applicable law, we must bill various payers, such as patients, insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures add further complexity to the billing process. Among many other factors complicating billing are:

•	pricing differences between our fee schedules and the reimbursement rates of the payers;
•	disputes with payers as to which party is responsible for payment; and
•	disparity in coverage and information requirements among various carriers.

We incur significant costs as a result of our participation in Medicare and Medicaid programs as billing and reimbursement for clinical laboratory testing is subject to considerable and complex federal and state regulation. These costs include those related to: (1) complexity added to our billing processes; (2) training and education of our employees and customers; (3) compliance and legal costs; and (4) costs related to, among other factors, medical necessity denials and advanced beneficiary notices. Compliance with applicable laws and regulations, as well as internal compliance policies and procedures, adds further complexity and costs to the billing process. Changes in laws and regulations could negatively impact our ability to bill our clients. CMS establishes procedures and continuously evaluates and implements changes in the reimbursement process.

Bad debt is an inherent part of every business. RushNet, just as any laboratory, has its share of contributory sources of bad debt. As in the case of any business, management must know and understand its projected income and cash flow in order to manage operating expenses and maintain reasonable profit. In laboratory services, management must know the estimates of amounts to be collected under the terms of the 3rd party payor contracts and its historical adjudication rates to determine projected income; however, a factor that can potentially delay or adversely affect the anticipated figures is the validity of the patient’s details transmitted by the customer through an order (aka requisition) or through the payor’s assessment of medical necessity. If unanticipated issues arise from one or more of these primary contributory factors, then delays may occur in billing due to the additional workload required to rectify the situation through billing follow ups and, in some occasions, in retraining of the customer’s operations practices.  In effect this results in the slowing of the billing and collecting process, creates backlogs of unbilled requisitions and generally increases the aging of accounts receivables and potentially adjustments to estimated revenue through changes in adjudication rates of claims by third-party payors.

Failure to provide a higher quality of service than that of our competitors could have a material adverse effect on our net revenues and profitability.

While there has been significant consolidation in the clinical laboratory testing business in recent years, it remains a fragmented and highly competitive industry. We believe that healthcare providers consider a number of factors when selecting a laboratory, including:

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•	service capability and quality;
•	accuracy, timeliness and consistency in reporting test results;
•	number and type of tests performed by the laboratory;
•	number, convenience and geographic coverage of patient service centers;
•	reputation in the medical community; and
•	pricing.

We believe that we compete favorably in these areas. We compete with three types of laboratory providers—hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Hospitals generally maintain an on-site laboratory to perform testing on their patients. In addition, many hospitals compete with independent clinical laboratories for outreach (non-hospital patients) testing. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice and many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's laboratory. As a result of this affiliation between hospitals and community physicians, we compete against hospital-affiliated laboratories primarily based on quality of service. Our failure to provide service superior to hospital-affiliated laboratories and other laboratories could have a material adverse effect on our net revenues and profitability.

Regulations requiring the use of “standard transactions” for health care services issued under “HIPAA” may negatively impact our profitability and cash flows.

Pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Secretary of the Department of Health and Human Services, or HHS, issued final regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged. Three principal regulations have been issued in final form: standards for electronic transactions, security regulations and privacy regulations.

The HIPAA transaction standards are complex, and subject to differences in interpretation by payers. For instance, some payers may interpret the standards to require us to provide certain types of information, including demographic information not usually provided to us by physicians. While most of our transactions are submitted and/or received in standard format, inconsistent application of transaction standards by some remaining payers or our inability to obtain certain billing information not usually provided to us by physicians could increase our costs and the complexity of billing. In addition, new requirements for additional standard transactions, such as claims attachments, could prove technically difficult, time-consuming or expensive to implement. We are working closely with our payers to establish acceptable protocols for claims submissions and with our trade association and an industry coalition to present issues and problems as they arise to the appropriate regulators and standards setting organizations.

Compliance with the HIPAA security regulations and privacy regulations may increase our costs.

The HIPAA privacy and security regulations establish comprehensive federal standards with respect to the uses and disclosures of protected health information by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and availability of protected health information. The regulations establish a complex regulatory framework on a variety of subjects, including:

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•

the circumstances under which usage and disclosures of protected health information are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for our services, and our healthcare operations activities;

•	a patient's rights to access, amend and receive an accounting of certain disclosures of protected health information;
•	the content of notices of privacy practices for protected health information; and
•	administrative, technical and physical safeguards required of entities that use or receive protected health information.

We have implemented practices to meet the requirements of the HIPAA privacy and security regulations, as required by law. The privacy regulations establish a “floor” and do not supersede state laws that are typically more stringent. Therefore, we are required to comply with both federal privacy regulations and varying state privacy laws. The federal privacy regulations restrict our ability to use or disclose patient-identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information. In mitigation, we do not engage in any data transfers outside the U.S.

Compliance with all of the HIPAA regulations, including new standard transactions, requires ongoing resources from all healthcare organizations. While we believe our total costs to comply with HIPAA will not be material to our operations or cash flows, new standard transactions and additional customer requirements resulting from different interpretations of the current regulations could impose additional costs on us.

FDA regulation of laboratory-developed tests or analyte specific reagents could lead to increased costs and delay in introducing new tests.

The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used to perform diagnostic testing by clinical laboratories. In the past, the FDA has claimed regulatory authority over laboratory-developed tests but has exercised enforcement discretion in not regulating tests performed by high complexity CLIA-certified laboratories. Representatives of clinical laboratories (including the Company) and the American Clinical Laboratory Association (our industry trade association) have met with representatives of the FDA to address industry issues with regard to increased oversight over the analyte specific reagents used in laboratory-developed tests in particular. We expect those discussions to continue. FDA interest in or actual regulation of laboratory-developed tests or increased regulation of the various medical devices used in laboratory-developed testing could lead to periodic inquiry letters from the FDA and increased costs and delays in introducing new tests.

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The development of new, more cost-effective tests that can be performed by physicians in their offices or by patients could negatively impact our testing volume and net revenues.

The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be performed by patients in their homes or by physicians in their offices. Development of such technology and its use by our customers would reduce the demand for our laboratory-based testing services and negatively impact our net revenues. Currently, most of our clinical laboratory testing is categorized as “high” or “moderate” complexity, and thereby subject to extensive and costly regulation, under CLIA. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point of care laboratory equipment to physicians and by selling test kits approved for home use to both physicians and patients. Diagnostic tests approved or cleared by the FDA for over the counter (“OTC”) or prescription home use are automatically deemed to be “waived” tests under CLIA and may be performed in physician office laboratories with minimal regulatory oversight as well as by patients in their homes. The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and the Secretary of HHS has delegated to the FDA the authority to determine whether particular tests (waived tests) are “simple” and have “an insignificant risk of an erroneous result” under CLIA. Increased approval of OTC or home test kits and/or increased numbers and types of waived tests could lead to increased testing by physicians in their offices, which could affect our market for laboratory testing services and negatively impact our net revenues.

Our operations may be adversely impacted by the effects of natural disasters such as hurricanes and earthquakes or acts of terrorism and other criminal activities.

Our operations may be adversely impacted by the effects of natural disasters such as hurricanes and earthquakes, acts of terrorism or other criminal activities. Such events may result in a temporary decline in the number of patients who seek laboratory testing services. In addition, such events may temporarily interrupt our ability to transport specimens or to receive materials from our suppliers.

Our tests and business processes may infringe on the intellectual property rights of others, which could cause us to engage in costly litigation, pay substantial damages or prohibit us from selling certain of our tests.

Other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. As a result, we may be involved in intellectual property litigation and we may be found to infringe on the proprietary rights of others, which could force us to do one or more of the following:

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•	cease developing, performing or selling products or services that incorporate the challenged intellectual property;
•	obtain and pay for licenses from the holder of the infringed intellectual property right;
•	redesign or reengineer our tests;
•	change our business processes; or
•	pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, we may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that we develop could become the subject of infringement claims if a third party obtains a patent covering those tests.

Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer our tests or change our business processes could substantially increase our costs, force us to interrupt product sales or delay new test releases. Infringement claims could arise in the future as patents could be issued on tests or processes that we may be performing, particularly in emerging areas of specialty testing.

Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance.

Our obligations may in the future be guaranteed by the Company or our subsidiaries to the extent described in this Offering Circular. These guarantees may be subject to various federal and state fraudulent conveyance laws enacted for the protection of creditors.

The issuance of a guarantee by RushNet or any of our subsidiaries will constitute a fraudulent conveyance if:

•	the guarantee was issued with the intent to hinder, delay or defraud any present or future creditor; or

•

RushNet or subsidiary did not receive fair consideration for issuing the guarantee and (1) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (2) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted insufficient capital to carry on its business or (3) intended to incur debts beyond its ability to pay such debts as they matured.

If a court finds a guarantee issued to constitute a fraudulent conveyance, the court could give a lower priority to, or subordinate, the claims of senior creditors against claims of other creditors. In addition, a court could void all or part of any guarantee.

Investing in our Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. The foregoing is a description of what we consider the key challenges and material risks to our business and an investment in our securities. It may not be exhaustive.

The multi-class structure of our capital structure will have the effect of concentrating voting control with our majority stockholder, and it may depress the trading price of our common stock.

Our Series A Preferred Stock has 500 votes per share, and our Common Stock, which is the stock we are offering in this offering, has one vote per share. Our Series B Preferred Stock has no voting power. Our majority stockholder, Mr. Ashley Sweat, holds both Common Stock and Series A Preferred Stock, and will collectively beneficially own shares representing approximately 57.83% of the voting power of our outstanding capital stock immediately following the completion of this offering if all shares are sold. As a result, Mr. Ashley Sweat will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or our assets, even if their stock holdings represent less than 50% of the outstanding shares of our capital stock. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. This control may adversely affect the market price of our Common Stock.

Our multi-class capital structure would make us ineligible for inclusion in some of the FTSE Russell and Standard & Poor’s indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included.

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ITEM 4

DILUTION

Dilution represents the difference between the Offering Price per share and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the Shares you purchase is a result of the Shares held by our existing stockholders and potential conversion of preferred shares.

Dilution also arises as a result of our arbitrary determination of the Offering Price of the Shares being offered. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price for the Shares or the fairness of the Offering Price used for the Shares.

As of December 31, 2022, the net tangible book value of RushNet common stock was negative ($0.0003) per Share based upon 8,576,427,509 common shares outstanding and 35,000,000 and 32,000,000 convertible preferred shares series A and B outstanding at December 31, 2022. If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering Price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this Offering. Without giving effect to any changes in the net tangible book value other than by the sale and issuance of 5,000,000,000 shares in this Offering at the initial public offering price of $0.001 per Share, our pro forma net tangible book value as of 90 days following the effectiveness of this Offering, using December 31, 2022 balances, will be $ or $ per share of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our Shares in this Offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $ per share of capital stock to existing shareholders and an immediate dilution of $ per share of common stock to the new investors.

The following table illustrates this per Share dilution:

	5.0MM Shares (100%)	3.75MM Shares (75%)	2.5MM Shares (50%)	1.25MM Shares (25%)
Offering Price per Share	$.001	$.001	$.001	$.001
Net tangible book value per Share before Offering	$(.00000348)	$(.000156)	$(.000309)	$(0.00046)
Increase per Share attributable to new investors	$.00611	$.000506	$.000377	$.000213
Pro forma net tangible book value per Share after Offering	($.0002)	($.000107)	($.000236)	$(0.0004)
Dilution per Share to new investors	$.001002	$.001107	$.001236	$.0014

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of Shares of common stock purchased, the total consideration paid, and the average price per Share paid, on a range from 5,000,000,000 shares (100% of the Offering) and the Shares (25% of the Offering) relative to the $ maximum amount being offered pursuant to this Offering Circular:

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Applicable to purchasers of Shares in this Offering if all 5,000,000,000 (100%) Shares sold:

Price per Share: $0.001

Dilution per Share: $0.00102

Increase to present stockholders in net tangible book value per Share: ($0.000002)

Capital contributions: $5,000,000

Number of Shares outstanding after Offering: 13,576,427,509

Percentage of ownership by public after Offering: 98.23%

Applicable to purchasers of Shares in this Offering if 3,750,000,000 (75%) Shares sold:

Price per share: $0.001

Dilution per Share: $0.001107

Increase to present stockholders in net tangible book value per Share: ($0.000107)

Capital contributions: $3,750,000

Number of shares outstanding after Offering: 12,326,427,509

Percentage of ownership by public after Offering: 98.05%

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Applicable to purchasers of Shares in this Offering if 2,500,000,000 (50%) Shares sold:

Price per share: $0.001

Dilution per Share: $00.1236

Increase to present stockholders in net tangible book value per Share: ($0.000236)

Capital contributions: $2,500,000

Number of shares outstanding after offering: 11,076,427,509

Percentage of ownership by public after offering: 97.83%

Applicable to purchasers of Shares in this Offering if 1,250,000,000 (25%) Shares sold

Price per share: $0.001

Dilution per share: $0.00140

Increase to present stockholders in net tangible book value per Share: ($0.0004)

Capital contributions: $1,250,000

Number of shares outstanding after Offering: 9,826,427,509

Percentage of ownership by public after Offering: 97.56%

The applicable percentages of ownership are based on an aggregate of shares of our common stock issued and outstanding on December 31, 2021 and December 31,2022

Future Dilution.

For business purposes, we may from time to time issue additional common and preferred stock which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of ownership of company stock caused by the issuance of new stock. Dilution can also occur when holders of preferred convertible stock or stock options (such as company employees) or holders of other optionable securities exercise their options. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing Shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the common stock will not occur in the future.

Shares Eligible for Future Sale.

Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of Shares may be available for sale shortly after this Offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

As of December 31, 2022, RushNet had outstanding 8,576,427,509 shares of common stock, $.0001 par value per share (the “Shares”), and 35,000,000 preferred stock series A and 32,000,000 Series B Preferred Stock issued and outstanding. RushNet Preferred Series A shares have voting rights of 500 votes for every preferred A share.  Each share of Series B Preferred Stock has no voting rights, and shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into six (6) fully paid and non-assessable shares of Common Stock (the “Converted Series B Preferred Stock”). In the event the number of Converted Series B Preferred Stock exceeds the number of authorized shares of Common Stock, the Corporation shall undertake the necessary actions to permit the full conversion of Series B Preferred Stock into shares of Common Stock as soon as practicable after the Corporation receives notice of conversion.  Shares will become available for sale in the public market from time to time upon expiration of their respective holding periods under Rule 144 discussed below, a portion of which will be subject to Rule 144 volume limitations.

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Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Offering of which this Offering Circular is a part, any person who is not deemed to have been a Company affiliate for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their Shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the Company’s compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this Offering without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of any lock-up agreements, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately 81,746,418 shares (rounded to the nearest whole number) immediately after this offering; or

•	If exchange traded, the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

ITEM 5.

PLAN OF DISTRIBUTION

RushNet is offering for sale a total of 5,000,000,000 shares of our common stock at a fixed price of $0.001 per share (the "Selling Price") for the duration of this offering (the “Offering”). There is no minimum that must be sold by us. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers/directors (Messrs. Sweat and Gerville-Reache) will attempt to sell the shares directly to friends, family members and business acquaintances, typically without the use of broker dealers. Our officers and directors will not receive commissions or any other remuneration from any such sales. Unless earlier terminated, the Offering will be up to twelve (12) months from the date hereof unless, in the sole discretion of the Company, terminated earlier. If a subscription is rejected for any reason, investor funds will be promptly returned, excluding interest, if any. At the present time, there is a public market for RushNet (also known and traded as RSHN).

The shares will be offered on a best-efforts, self-underwritten basis (that is without the use of a broker-dealer) by RushNet during the up to twelve (12) month Offering as defined below to a maximum number of 5,000,000,000 additional shares. The Company reserves the right, but is not committed to, have an SEC registered broker-dealer and a member firm of FINRA (the “Placement Agent”) sell the shares to supplement our self-underwritten Offering in states where agent of issuer registration is required. (If engaged, the Placement Agent would be paid (out of Shares sold at any closing), a negotiated 6-8% of the amount sold by such firm and we would file a pre-effective or post-effective amendment to this Offering.).

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If any Placement Agents (other SEC-registered, FINRA member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the contemplated 6-8% selling commission. In addition, any Managing Placement Agent would be reimbursed for its expenses the lesser of actual expenses or 5% of the proceeds of Offering and may be issued a negotiated number of shares for its services to the Company. In connection with this Offering, the Managing and any Additional Placement Agent(s), if so engaged, are underwriters as defined by the Securities Act and the rules promulgated there under. Presently, the officers and directors who will conduct the offering are exempt from registration as set forth by Rule 3a4-1 of the Exchange Act in that: 1) they are not subject to the “bad boy” provisions for statutory disqualifications; 2) they are not associated persons of a broker or dealer; 3) they are not compensated in connection with their participation in the Offering by the payment of commissions or other compensation based directly or indirectly on transactions in securities; and 4) they are state qualified to the extent required.

If a Selling Agent is engaged for this Offering, the common shares (up to 5,000,000,000) will be offered in all 50 states and remain open for up to 12 months from the date of this Offering Circular, following its qualification, and will terminate on October 1, 2023 unless extended by an amendment to the Offering Statement by us for up to an additional twelve (12) months or terminated sooner by us in our discretion regardless of the amount of capital raised.

As of the date of this Offering Circular, selling agreements have not been negotiated by us with any broker-dealer firms. If Selling Agents are engaged to sell Shares, negotiated brokerage commissions of 6%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by such firms in connection with the Offering. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular or pay other fees associated with the Offering--even if the Offering is not consummated (subject to any limitations imposed by FINRA rules, regulations or interpretations).

A copy of any associated agreement between such Selling Agent/broker and RSHN would be filed as an exhibit to the Form 1-A relating to this Offering and filed with the SEC.

We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation. No compensation will be paid to any principal shareholder, officer, director or any affiliated company or party with respect to the sale of our common stock for their introduction of friends, family and business acquaintances.

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Offering Expenses.

Irrespective of the number of Shares sold in this Offering, the Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph and written material procurement costs; (iii) all filing fees, including FINRA and any blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the offered shares under applicable state securities laws and FINRA clearance; and (v) our transportation, accommodation and other roadshow expenses.

Pricing of the Offering.

Prior to the Offering, there has been no public market for the Shares offered. The initial public Offering price was arbitrarily determined by our one-person Board of Directors. The principal factors considered in determining the initial public Offering price include:

•	the information set forth in this Offering and otherwise available to our sole director;
•	our history and prospects and the history of and prospects for the lines of business and industry in which we compete;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Investment Limitations.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our administrative account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will be asked to countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable, and investors are reminded that there is no minimum associated with this Offering.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the offered shares.

In order to purchase offered shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

ITEM 6.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock (the “Shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $5,000,000 if the maximum Offering is achieved (See “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses). The below table (and associated footnotes) is intended to provide an overview of the contemplated application (often referred to as use) of proceeds over time as a function of the success of the Offering’s capital raise and assuming due diligence will have been completed. To facilitate the review of such Shares sold over time, we have added columns relative to anticipated moneys raised here--characterized as Phase I (up to $2,000,000), Phase II (up to $3,750,000 in the aggregate, an additional $1,750,000 raise) and Phase III (up to $5,000,000 in the aggregate, an additional $1,250,000 maximum) in Shares sold during this Offering, in this up to twelve (12) months, Offering at $0.001 per Share.

	Phase I ($2,000,000)		Phase II ($1,750,000 Additional)		Phase III ($1,250,000 Additional)
	Offering (1)		Offering (2)		Offering (3)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)	Dollar	%	Dollar	%	Dollar	%
Working Capital	$1,926,000	96.29%	$1,750,000	100%	$1,250,000	100%
Legal Fees	$18,500	0.93%	$0	0.0%	$0	0.0%
Accounting	$55,500	2.78%	$0	0.0%	$0	0.0%
Miscellaneous	$0	0.00%	$0	0.0%	$0	0.0%
Totals	$1,926,000	100%	$1,750,000	100%	$1,250,000	100%

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1. Phase I of the Offering will seek to raise $2,000,000.The bulk of the funds we intend to raise in the first of several tranches of funds in this aggregate $5,000,000 Offering will be dedicated to working capital. Certain funds will be used to cover the expenses and related administrative expenses. The aim of phase is to booster the growth of the wholly-owned toxicology lab subsidiary, HeliosDX (before known as Chattahoochee Physician Laboratory Services), and increase revenues substantially on an enterprise basis.

2. Phase II of the Offering will seek to raise a further $1,750,000 dollars, to fund the operation of the toxicology laboratory subsidiary. The aim of this phase will be to increase revenues substantially on an enterprise basis.

3. Phase III of the Offering will seek to raise a further $1,250,000 dollars, principally to fund the operation of the toxicology laboratory subsidiary. The aim of this phase will be to increase revenues substantially on an enterprise basis.

4. A portion of the funds, approximately $137,500 are being allocated towards the acquisition of potential tangible assets, including property, building, and technical laboratory assets for the toxicology laboratory subsidiary.

5. Certain funds related to this Offering will be allocated to the fees and services required to complete the Regulation A transactions.

6. Certain working capital funds will be used to maintain sufficient cash flows for the operations and relevant payments to creditors; a portion will be allocated to in efforts to gain more business and attract more investors, including institutional and/or family funds.

7. Loan/Debt: Certain funds will be allocated with priority to the loan payable to the previous owners of Chattahoochee Physicians Laboratory Services (d/b/a HeliosDX) to complete the payments owed for the 2020 purchase of the laboratory.

8. Instruments: RushNet will utilize funds to complete the payments necessary for the analyzers utilized for the core business.

9. Software, instruments and equipment: Certain funds will be used to any necessary costs for RushNet’s and HeliosDX software, instrument and equipment improvement and updating.

10. General and administrative expenses related to successful completion of objectives will be compensated and/or paid.

11. Loan/Debt: Any outstanding debt owed on purchases of HeliosDX will be funded.

12. Future Growth and Acquisition: a future targeted acquisition will be funded through this final Phase/tranche.

13. Offering expenses: reserved for future endeavors of spinout/spinoff of entities which we will seek, acquire and prepare for public offering.

14. Miscellaneous: Reserved for unforeseen and/or inherent associated costs to the above aforementioned events.

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ITEM 7

DESCRIPTION OF BUSINESS

Executive Summary:

This Executive Summary provides a brief overview of the RSHN business plan as it has evolved since Ashley Sweat became the controlling shareholder. RushNet acquired two subsidiaries: a testing laboratory and a healthcare billing and coding consulting company, respectively HeliosDX and Grandeza Healthcare Consultants. In 2021, the acquisitions have driven more than $163,000 to the bottom line of RSHN on a consolidated basis. The Company continues to seek out growth through other acquisitions and to up-list to higher trading markets for which we may qualify, namely OTCQB, OTBQX, NASDAQ National Capital Market and/or TSX-V. In the meantime, Grandeza is focusing on expanding through organic growth and acquisition while improving revenue cycle management through its billing and appeals processes. This latter initiative is expected to boost cash flow by improving adjudication rates and payment turnaround times. RushNet expects to remain profitable during its aggressive growth plans.

ITEM 8

DESCRIPTION OF PROPERTY

As of the date of this Offering, we use the following leased offices:

•	Two suites in Alpharetta Georgia ($1,850 per month) for our Rushnet laboratory.
•	One suite in Orange Park, Florida ($2,861 per month) for Executive Offices
•	Two suites in Soddy Daisy, Tennessee ($2,400 per month) for Grandeza offices. Lease agreement update in January 2022 to $2,470 per month.

Currently, the above space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed.

ITEM 9

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with the RushNet, Inc. and Subsidiaries (“RSHN”) consolidated financial statements as of and for the years ended December 31, 2021 and 2020, and the consolidated notes thereto.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend and similar expressions to the extent they relate to RSHN or its management. These forward-looking statements are not facts, promises or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products and litigation, as well as the matters discussed in the RSHN MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. RSHN disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Overview

The financial statements include the consolidated financial position as of June 30, 2022 and on December 31, 2021 and 2020, and results of operations for the years ended on December 31, 2021 and 2020. The consolidated statements include those of RushNet, Inc. and its subsidiaries, HeliosDX (formerly Chattahoochee Physicians Laboratory, LLC) and Grandeza Healthcare Consulting, LLC (“Grandeza”). HeliosDX is a subsidiary of RushNet that provides laboratory testing services of high complexity urine drug testing (UDT), Allergy Droplet Cards, Oral Fluids, and PCR testing. Grandeza provides management and billing services principally to clinical reference laboratories.

The Company’s operations are classified into two reportable segments: (1) laboratory diagnostic services and (2) billing services. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies. Intersegment sales are based on the costs to produce the services. (See note 13 in the consolidated financial statements.)

Results of Operations

During 2021, the Company accomplished a reverse merger between Chattahoochee Physicians Laboratory, LLC, later converted to HeliosDx, and RushNet, Inc. in exchange for the issuance of 32,000,000 Series Preferred Stock and the assumption of the seller financed note.  Additionally, in August 2021, the Company acquired the operations of Grandeza, which was controlled by Ashley Sweat, in exchange for the issuance of 300,000,000 common shares of RushNet, Inc.  (See the audited consolidated financial statements, notes 1 and 12 for detailed financial information.)

As of December 31, 2021, the Company closed its fiscal year with approximately $1 million of stockholders’ equity which was an increase in comparable equity of approximately $504,000 as of December 31, 2020. The approximate stockholders’ equity remains unchanged as of June 30, 2022.

Gross revenue for all segments increased by approximately $1.5 million from 2020 to 2021; and by another approximately $450,000 as of June 30, 2022. Total revenue year over year from June 30, 2021 to as of June 30, 2022 are approximately $4.9 million.

Operating expenses increased from 2020 by approximately $1,133,000 year over year; with total operating expense as of June 30, 2022 to be approximately $2.3 million. The primary increases were due to referral fees associated with the growth in gross revenues and increases in payroll and employee benefits.  Additionally, during 2021, the Company incurred significant accounting and legal consulting expenses for the purpose of improving controls within its operations, financial reporting and compliance.  Management has undertaken steps to improve its financial reporting to accomplish the Company’s short and long-term plans to elevate its stock listing status from the OTC markets.

For the fiscal year ending on December 31, 2021, RushNet generated after tax consolidated net income of $163,560 while that number was $990,714 for the prior year.  A key difference in the comparability for the net after tax income is that the results of operations reported for 2020 do not include a provision for income taxes.  During 2021, as a result of the merger between HeliosDX and RushNet, the consolidated Company recorded deferred tax expense of $356,628. (See note 2 subheading – Accounting for Income Taxes- and note 6 in our consolidated financial statements.) RushNet was not subject to corporate income taxes prior to the reverse merger in 2021.

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Liquidity and Capital Resources

RSHN generated $982,543 of positive cash flow from its operations for the year 2021, after adjusting for the deferred tax expense. This is a decrease from 2020, primarily attributed to tax expense. The consolidated Company continues to experience growth in the volume of laboratory testing, and to support that growth, during 2021, the Company entered into various laboratory equipment finance leases. The leases financed the acquisition of approximately $781,000 of new laboratory equipment. The leasing obligations are an obligation of the consolidated Company. During 2021, RSHN borrowed $442,000 under a line of credit and made scheduled payments of $437,482 to creditors.

On March 1, 2022, Wellmed, a top 5 payer for heliosDX put the Company on prepayment review – this meant the insurance carrier required additional documentation in order to process and pay the Company’s claims.   By June 30, 2022, this has negatively impacted the Company’s monthly revenue by approximately $30,000. The Company has filed a formal complaint with Wellmed disputing the denials and seeking payment of all denied claims with interest.

Critical Accounting Policies and Estimates

We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of the consolidated financial statements, including the following:

Use of Estimates

The preparation of consolidated financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Although these estimates and assumptions are based on the Company’s knowledge of current events and actions the Company may take in the future, actual results could ultimately differ from those estimates and assumptions and the differences could be material. The significant estimates include allowance for credit losses, the incremental borrowing rate for the lease obligations, the valuation of goodwill, and the identification and valuation of assets acquired, and liabilities assumed in connection with business combinations.

Revenue Recognition

The Company adopted the requirements of Accounting Standards Codification (“ASC”) Topic 606 (“Topic 606”), Revenue from Contracts with Customers, under the full retrospective transition approach effective January 1, 2020, the earliest period presented. The ASU amended existing standards for revenue recognition which establishes principles for recognizing revenue upon transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. There was no cumulative effect to beginning equity of the Company and no changes to the consolidated financial statement presentation as a result of the adoption.

Net Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration the Company expects to receive in exchange for the services provided. These amounts are due from Medicare or third-party payors and include variable consideration for retroactive adjustments from estimated reimbursements, if any, under reimbursement programs. Performance obligations are determined based on the nature of the services provided.

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Revenue for laboratory analysis charges, and the related accounts receivable, are recognized as services are provided and are billed monthly on the date of service at their estimated net realizable value. The Company derives a significant amount of its revenue from funds under federal Medicare and state Medicaid assistance programs, the continuation of which are dependent upon governmental policies and are subject to audit risk and potential recoupment. Accounts receivable for laboratory services are reported at estimated net realizable amounts from patients and responsible third-party payors. Management periodically evaluates the collectability of its receivables and establishes reserves for potential uncollectible accounts based upon estimates of the net realizable value of the accounts. Management considers both the age of the invoice as well as the history with the payor in its evaluation. Management believes the reserves established at the period-end are adequate to cover potential future losses.

Billings for services under third-party payor programs are recorded net of estimated retroactive adjustments, if any, under reimbursement programs. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods or as final settlements are determined. Contractual or cost related adjustments from Medicare or Medicaid are accrued when assessed (without regard to when the assessment is paid or withheld). Subsequent positive or negative adjustments to these accrued amounts are recorded in net revenues when known. As of December 31, 2021 and 2020, the contractual adjustments to revenue totaled $16,788,665 and $18,231,208, respectively.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in each business combination.

RushNet tests goodwill in the fourth quarter or more frequently if events or circumstances indicate that assets might be impaired. RushNet uses a variety of methodologies in conducting impairment tests of goodwill, including, but not limited to, discounted cash flow models, which include assumptions we believe are consistent with those a market participant would use. (See note 2 of the consolidated financial statements for a detailed discussion.) There were no impairments during 2021 or 2020.

Plan of Operations

Management is focused upon the growth of the laboratory services revenue through increased marketing efforts and laboratory referral relationships. Management is also focused on the acquisition of comparable laboratories in the United States of America. The funds obtained from this offering will be used to reduce debt and provide the required cash flow to support the revenue growth.

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ITEM 10

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the names and ages of our current directors, executive officers and significant employees:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships

Ashley Sweat (45)	Chairman, President/CEO and Principal Financial Officer	Since March 2021	None
Yann Gerville-Reache (42)	Chief Operating Officer	Since August 2021	None

For a fuller exposition of Compensation, Securities Ownership and Related Party Transactions, respectively Items 11, 12 and 13 of this Offering Circular.

Terms of Officers

Our officers were appointed by the controlling shareholder to serve until their successors are duly elected and qualified. Our Board of Directors, going forward, will be elected by a majority vote of outstanding preferred and common stockholders. Currently, the Company has only one director and two officers as noted above, Mr. Sweat and Mr. Gerville-Reache.

Background and Business Experience.

Ashley Sweat is RushNet’s Chairman, President and CEO, and Chief Financial Officer and he holds comparable roles in RSHN’s lead subsidiary, HeliosDX. He obtained a Master's in Organizational Management from Phoenix University in 2004 and completed his undergraduate studies from Gardner-Webb University (B.A.) in 2000. Mr. Sweat is the controlling shareholder of RushNet Inc. and Subsidiaries with over 22 years’ experience with multiple organizations in the healthcare and communications industries. In such increasingly responsible positions, Mr. Sweat has amassed more than 17 sales awards and achievements.  In 2020, Mr. Sweat acquired Chattahoochee Physician laboratory Services which was then later acquired by RushNet. Mr. Sweat also formed Grandeza Healthcare Consultants, a sister company, as its own separate entity. He became the controlling shareholder in RSHN in March 2021; Chattahoochee Physician laboratory Services was later rebranded and converted to HeliosDX in the State of Georgia and subsequently consolidated HeliosDX and Grandeza under RushNet. Under his leadership, sales have grown year over year, on a consolidated basis, from approximately $4,400,000 in 2020 to $5,900,000 in 2021. Mr. Sweat focuses his professional attention exclusively on RushNet and its subsidiaries. He is the sole director of the consolidated Company, an officer, and the largest shareholder of RSHN.

Yann Gerville-Reache is RushNet’s Chief Operating Officer (“COO”) since August 2021. Mr. Gerville-Reache graduated from Belmont University in 2002 and served in several capacities at the beginning of his career in Paris, France. He returned to the US in 2005 and continued his career in Logistics covering a wide breadth of experiences from customs brokerage, import and export, domestic distribution, business development and account management. During his career, he completed a two-year program within CEVA Logistics (CMA-CGM) as a Lean Manager and earned his project management certification from PMI. Both of these skillsets have served him for various roles across his various experiences and various industries.  He brings 20 years of operations and business development experience to the RSHN management team.

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Committees

Our Board of Directors is currently comprised of one (1) individual, Ashley Sweat. The RSHN Board is expected, for the foreseeable future, to act as a “committee of the whole” board and, as such, is not expected to have separate audit, compensation and nominating committees. Following the effectiveness of this Offering and the capital raise contemplated, we intend to add members to the Board, one or more of whom may be independent.

The audit committee function is performed by our sole Director. Accordingly, currently and for the foreseeable future, the oversight and primary responsibility for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls rests with Mr. Sweat.

The compensation committee function is performed by our sole Director. Hence, currently and for the foreseeable future, Mr. Sweat oversees and approves the compensation structure, all forms of compensation relating to our director and executive officers and any long-term incentive compensation or equity plans or programs or similar arrangements.

The nominating committee function is performed by our sole Director, Mr. Sweat. This function relates to selecting individuals qualified to become our directors and determining the composition of the Board and any committees.

Because the Board is currently comprised of only one Director and there are only two officers at the parent company level, we do not feel we need to create committees to perform management responsibilities for the foreseeable future.

Compliance with Section 16(a) and Section 13(d) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who beneficially own more than 10% of a registered class of equity securities to file initial reports of ownership and reports of change in ownership of common stock and other equity securities with the Commission. Since our inception, and for the foreseeable future, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended; therefore, compliance with Section 16(a) by our officers and directors has not been required to date. Once the Company becomes what is called a “Section 12” reporting company, our officers, directors and greater than 10% stockholders will be required by the Commission’s rules and regulations to furnish us with copies of all Section 16(a) forms they file. At such time, our officers, directors and greater than 5% shareholders will also be required to file Schedules 13-G or 13-F under the Exchange Act.

Legal and Disciplinary History of Our Officers and Directors.

None. During the last five years, excluding traffic violations and minor offenses, none of our directors and officers, have been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended, or vacated; or (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited any of our directors’ or officers’ involvement in any type of business or securities activities. Similarly, Mr. Sweat is not a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii) and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

Family Relationships.

We do not have any executive officers or directors who are related to one another.

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ITEM 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Currently, RSHN has 9 full time employees and one (1) part time employee on an enterprise basis. RSHN does not expect to have any additional employees until at least $8,000,000 is raised during the Offering. Going forward, we expect to create a compensation committee to address such compensation policies once the current Offering closes.

Salary for the only Officers of RSHN, the parent company:

Ashley Sweat, the Chairman, President, CEO and Principal Financial Officer, is paid an annualized $150,000 for his multiple corporate roles.

Yann Gerville-Reache, the Chief Operating Officer of RSHN is paid an annualized $125,000.

Bonus: Discretionary bonus distributed for the fiscal year ended December 31, 2021.

None of our directors and executive officers received any of the following from RSHN for the fiscal year ended December 31, 2021 and 2020 in any of the following ways:

Bonus: None, as of this current fiscal year, but a year-end 2022 bonus is expected to be paid in an amount not currently known.

Stock Awards: None currently but a year-end stock award is expected to be paid.

Option Awards:

Non-Equity Incentive Plan Compensation

Nonqualified Deferred Compensation Earnings

All Other Compensation

Basis of Presentation for Summary Compensation Table.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his resignation, retirement, or other involuntary termination of employment by us, any change in control, or a change in the responsibilities of any of our directors or executive officers following a change in our control.

Outstanding Equity Award.

There are no current outstanding equity awards available to our executive officers and/or directors.

Compensation of Directors.

At present, our sole director receives no annual stipend, salary or bonus for his service as a member of our Board of Directors.

[Balance of Page Left Intentionally Blank.]

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ITEM 12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of shares of our common stock owned beneficially as of December 31, 2022 by: (i) our director; (ii) our two executive officers; and (iii) each person or group known by us to beneficially own the outstanding shares of our common stock. Unless otherwise indicated, the shareholder listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner (1)(2)(3)(4)	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Ashley Sweat	RSHN Preferred A RSHN Preferred B	35,000,000 32,000,000	70% 100%
Yann Gerville-Reache	Common	0	0%

Footnotes:

(1)	For purposes of this disclosure, the addresses for each designated person is that of RSHN.
(2)

There is one director and two officers of RushNet:  Mr. Sweat is both the sole director and the President, CEO and Principal Financial Officer of RushNet, Mr. Gerville-Reache is the Chief Operating Officer.

(3)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(4)	Based on 8,576,427,509 issued and outstanding shares of our common stock as of December 31, 2022.

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ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The notes to individuals, as amended, in the amount of $4,643,826 on December 31, 2021 bear interest at one percent (1%). Future principal and interest payments of $64,000 are due January 2022, February 2022 and March 2022, then payments are deferred until March 2023, when a payment of approximately $800,000 is due to the individuals. Monthly payments of $64,000 continue in April 2023 with a second balloon payment due June 2024 to reduce the balance to $2.28M, then monthly payments continue in July 2024 until a final balloon payment due June 2025 for $1.6M. The notes are secured by LLC Units of HeliosDX and a life insurance policy on the controlling shareholder. In the event of default certain shares owned by the controlling shareholder would be surrendered to the individuals.

In 2021, the Company paid $50,000 to a family member of the controlling shareholder for marketing services. During the period, June 1, 2020 to December 31, 2020, the Company paid $873,674 to an entity controlled by the Company’s controlling shareholder for advertising services. During the period January 1, 2020 to May 31, 2020, the Company paid $702,812 to an entity controlled by the Company’s controlling shareholder for advertising services.

Grandeza Healthcare Consultants, a subsidiary of RushNet, is a healthcare billing and consulting company. Grandeza achieved record revenue increases quarter-over-quarter for 2021, which is primarily attributed to the relationship with HeliosDX.

Reports to Security Holders

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001087329.

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Recent Sales of Unregistered Recent Sales

On August 11, 2021, the Company issued 50,000,000 common shares to reduce a liability to an investor in RushNet, Inc.

On December 16, 2021, the Company issued 60,000,000 common shares for marketing services.

Promissory Notes

The Company has the following outstanding Promissory Notes and lines of credit.

1.

A line of credit with a finance company in the amount of $36,866 at December 31, 2021. The maximum available under the line of credit is $100,000. The line bears interest at 44.5%, is secured by all assets of the RSHN and personally guaranteed by the controlling shareholder. The line does not have an expiration date.

•	A payable to a financing company in the amount of $346,000, bearing interest at a stated rate of 8.5%, and an effective interest rate of at 40% with upfront financing fees of $140,000 are considered.

•	Two notes to individuals in the amount of $4,643,826, bearing interest at 1%, maturing in June 2025.

•	One note to Mr. Ashley Sweat in the amount of $122,785.09, bearing interest at 10%, commencing on August 29, 2022 and maturing on August 31, 2024.

•	A payable to a shareholder in the amount of $107,215.

ITEM 14

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE QUALIFIED

Common Stock

RushNet Inc. was incorporated in the State of Nevada on January 15, 1997. A Statement of Conversion was filed on January 2, 2015 converting RushNet from a Nevada corporation to a Colorado corporation. RushNet’s corporate office is located at 8465 Merchant’s Way, Suite 206, Orange Park, Florida 32222. The Company's authorized common stock consists of 14,000,000,000 shares of common stock with a par value of $0.0001.

Common shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Common shareholders do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the voting shares could elect all the directors of the Company. (See “Risk Factors – Control by the Principal Stockholder”).

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Dividend Rights

Each common share is entitled to dividends if dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.

Director’s Liability

No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes §7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes §7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statues §7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

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The Company expects to obtain Director and Officer Liability coverage ($2,000,000 minimum) concurrent the Offering being with declared effective by the Securities and Exchange Commission.

Preferred Stock

RSHN’s Amended and Restated Articles of Incorporation authorize the issuance of preferred stock Series A and B. The Company is authorized to issue 50,000,000 preferred shares series A with a par value of $.0001 and 32,000,000 Series B Preferred Stock with a par value of $.0001 as well. As of December 31, 2022, RushNet has 35,000,000 of Series A, issued and outstanding to Ashley Sweat. As of December 31, 2022, all of the series B were issued and outstanding to Ashley Sweat. Shareholders of Series A Preferred Stock are not entitled to dividends and have no priority over RushNet assets available for distributions. The preferred shares series A carry preferential voting right of 500 votes per share and are not convertible into shares of common stock. The preferred shares series B are convertible to six shares of common stock and are exempt from stock splits. Shareholders of Series B preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock pursuant to the terms set forth in the RushNet’s Amended and Restated Articles of Incorporation (see Exhibit 2.1). In addition, holders of Series B Preferred Stock have priority over RushNet assets available for distributions.

Transfer and Registrar Agent

Mountain Share Transfer, LLC is the stock transfer and registrar agent for RushNet’s common shares. The transfer agent is located at 2030 Powers Ferry Road, S.E., Suite #212, Atlanta, Georgia 30339. Their business line is (404) 474-3110.

Dividend Policy

Short-term or long-term operations prospects may not generate a profit. Therefore, the Company is not likely to pay immediate dividends and an investment in the Company is thus not suitable for investors seeking current income for financial or tax planning purposes. Future dividends will be paid at the sole discretion of the Board of Directors of the Company.

CHANGES TO AND DISAGREEMENTS ON ACCOUNTING AND

FINANCIAL DISCLOSURES

Somerset CPAs and Advisors were appointed as auditor of RushNet, Inc. and Subsidiaries on January 11, 2022. There have been no changes or disagreements with Somerset and Somerset continues to serve in such capacity.

Subscription Agreement: We do not need a Subscription Agreement for a self-underwritten offering. If a broker-dealer/Selling Agent (or Agents) is engaged, we would need a Subscription Agreement associated with the best efforts offering and memorializing the terms of such offering—and such documentation would have to be the subject of an Amendment to the Offering Statement and associated Offering Circular.

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EXHIBITS; FINANCIAL

PART F/S [To be inserted.]

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PART III—EXHIBITS

Exh. No.	Exhibit Description
2.1	Amended and Restated Articles of Incorporation-RSHN
2.2	Articles of Incorporation-heliosDX, Inc., successor to heliosDX, LLC
2.3	Bylaws for RushNet, Inc.
2.4	Bylaws of heliosDX, Inc.
3.1	Specimen Stock Certificate-RushNet, Inc. N/A since physical stock certificates are not used: All trades done via book entry.
3.2	Specimen Stock Certificate-heliosDX, Inc. N/A since stock certificates not used: All trades are done via book entry.
6.0	D&O Insurance
6.1	Preferred Series A in RushNet, Inc. re Ashley Sweat control/super super-voting Agreement
6.2	Preferred Series A in heliosDX, Inc. re Ashley Sweat control/super-voting take final/provided.]
6.3	Lease Agreement for 1122 E/F Cambridge Square (Alpharetta, Georgia)
6.4	Lease Agreement for 9218 Dayton Pike (Soddy-Davis, Tennessee)
6.5	Lease Agreement for 8465 Merchants Way—Suite 206 (Orange Park, Florida)
6.6	RushNet Acquisition Agreement to obtain control of RushNet, Inc.
6.7	RushNet Acquisition Agreement to obtain control of HeliosDX, and designation of Preferred Series B
6.8	Promissory Notes with multiple heliosDX funding sources
6.9	Amendments to Promissory Notes
6.10	Lease Purchase Agreement – ThermoFisher
6.11	Lease Purchase Agreement – ABS
11.1	Consent of Auditor for this Form 1-A
12.1	Consent of Counsel (included in Exhibit 12.2) for this Form 1-A
12.2	Opinion of Counsel for this Form 1-A

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SIGNATURES

RUSHNET INC.

/s/ Ashley Sweat
Chairman, President, CEO and Principal Financial Officer

Dated: April 14, 2023

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